Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775-323-1980 Fax: 775-323-2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702-387-6073 Fax: 702-990-3564
www.shermanhoward.com

December 5, 2022

Ideanomics, Inc.

1441 Broadway, Suite 5116

New York, New Your 10018

Re:	Ideanomics, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ideanomics, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 with Registration No. 333-267547 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 151,500,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”) pursuant to an Amended and Restated Standby Equity Purchase Agreement dated as of September 14, 2022 (the “Purchase Agreement”) between the Company and YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Selling Stockholder”).

Of the up to 151,500,000 Shares to be issued, (a) up to 150,000,000 (the “Purchase Shares”) are to be issued to Selling Stockholder from time-to-time under the terms of the Purchase Agreement and (b) 1,500,000 Shares (the “Commitment Shares”) were issued to Selling Stockholder as consideration for the Selling Stockholder’s irrevocable commitment to purchase the Purchase Shares under the terms of the Purchase Agreement.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following (the “Documents”):

(a)the Registration Statement;

(b)the Purchase Agreement; and

(c)Secretary’s Certificate of the Company dated the same date as this opinion letter (including the attachments thereto).

December 5, 2022 Page 2

In our examination, we have assumed:

(a)the legal capacity and competency of all natural persons executing the Documents;

(b) the genuineness of all signatures on the Documents;

(c)the authenticity of all Documents submitted to us as originals, and the conformity to original Documents of all Documents submitted to us as copies;

(d)that the Purchase Agreement is enforceable in accordance with its terms; and

(e)the certifications, representations, and warranties as to matters of fact set forth in the Documents are accurate and may be relied upon by us.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(a)the Purchase Shares have been duly authorized and when issued by the Company in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid, and non-assessable; and

(b)the Commitment Shares have been duly authorized, and validly issued, fully paid, and non-assessable.

The opinions expressed in this opinion letter are limited solely to the law of the State of Nevada in effect as of the date of this opinion letter, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).  The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

December 5, 2022 Page 3

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.